SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2004

CuraGen Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-23223	06-1331400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Long Wharf Drive, 11th Floor

New Haven, Connecticut 06511

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 401-3330

Item 5. Other Events and Regulation FD Disclosure.

On May 19, 2004, 454 Life Sciences (“454”), a majority-owned subsidiary of CuraGen Corporation, announced that 454 has received a two-year, $2.4 million grant titled “Massively Parallel High Throughput, Low Cost Sequencing” from the National Human Genome Research Institute (NHGRI), one of the National Institutes of Health (NIH). The grant, for next generation whole genome picoliter-scale sequencing technology, will help fund the scale up of 454’s technology toward sequencing of larger genomes.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c) The following exhibit is filed with this report:

Exhibit Number	Description
99.1	Press release of Registrant dated May 19, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION
(Registrant)

Date: May 20, 2004	By:	/s/ David M. Wurzer
	Name:	David M. Wurzer
	Title:	Executive Vice President and Chief Financial Officer